UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 19, 2018

Date of Report (Date of earliest event reported)

CurrencyShares® Japanese Yen Trust

Sponsored by Invesco Specialized Products, LLC

(Exact name of registrant as specified in its charter)

New York	001-33298	37-6416176
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3500 Lacey Road, Suite 700

Downers Grove, Illinois 60515

(Address of principal executive offices, including zip code)

(800) 983-0903

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

(b) On April 19, 2018, the Board of Managers of Invesco Specialized Products, LLC (the “Sponsor”), on behalf of the CurrencyShares® Japanese Yen Trust (the “Trust”), approved the engagement of PricewaterhouseCoopers LLP as the independent accountant for the Trust, effective that same date. During the Trust’s two most recent fiscal years (ended October 31, 2017 and October 31, 2016) and during the period from the end of the most recently completed fiscal year through the date of this Current Report on Form 8-K, neither the Trust nor the Sponsor, nor anyone on their behalf, consulted with PricewaterhouseCoopers LLP, on behalf of the Trust, regarding the application of accounting principles to a specified transaction (either completed or proposed), the type of audit opinion that might be rendered on the Trust’s financial statements, or any matter that was either the subject of a “disagreement” as defined in Item 304(a)(1)(iv) of Regulation S-K and the instructions thereto promulgated by the Securities and Exchange Commission or a “reportable event” as described in Item 304(a)(1)(v) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURRENCYSHARES® JAPANESE YEN TRUST

	By:	Invesco Specialized Products, LLC Sponsor of the CurrencyShares® Japanese Yen Trust

April 20, 2018		By:	/s/ Anna Paglia
Anna Paglia
Secretary